Exhibit 5.1

May 17, 2011

Solitario Exploration & Royalty Corp.

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 80033

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with a Registration Statement (File No. 333-172929) on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $75,000,000 of any combination of (i) shares of common stock, par value $.01 per share (“Common Stock”), of Solitario Exploration & Royalty Corp., a Colorado corporation (the “Company”), (ii) shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock or Preferred Stock and/or Debt Securities (the “Warrants”), and (v) units comprised of shares of Common Stock and/or Preferred Stock, Warrants, Debt Securities and/or other securities of the Company in any combination (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are sometimes referred to collectively herein as the “Securities.” The Registration Statement was declared effective by the Securities and Exchange Commission (the “SEC”) on March 29, 2011. Reference is made to our opinion letter dated March 18, 2011 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on May 17, 2011 by the Company with the SEC pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of 344,116 shares of Common Stock (the “Shares”) covered by the Registration Statement. We understand that the Shares are to be offered and sold to Centennial Minerals Company LLC, a Nevada limited liability company (“Centennial”) in the manner described in the Prospectus Supplement pursuant to that certain purchase agreement, dated May 17, 2011, by and among Centennial, Mt. Hamilton LLC and the Company (the “Purchase Agreement”).

We have reviewed such matters of law and made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. In expressing the opinion set forth below, we have assumed, with your consent, that all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, and all signatures on all documents submitted to us for examination are genuine and made by natural persons with legal capacity.

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We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Colorado and the federal securities laws of the United States of America. This opinion is limited to the facts as they presently exist and the effect of the present state of the laws of the State of Colorado and the federal securities laws of the United States of America. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion as to the application of the securities or blue sky laws of any states with respect to the offer or sale of the Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein. Based upon the foregoing, and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that the Shares, when issued as contemplated in the Purchase Agreement, and in accordance with the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

Our opinion is furnished specifically for you, and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity. Notwithstanding the preceding sentence, we hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated May 17, 2011 which is incorporated by reference into the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ HENSLEY KIM & HOLZER, LLC
HENSLEY KIM & HOLZER, LLC